UDR Opening doors to the future®

INVESTOR PRESENTATION

NOVEMBER 2020

Platform | Smart Homes for Smart Residents


Playing Good Morning
Front Door
LOCKING
Home Thermostat
AUTO MODE 72-80
Overhead Dimmer
ON 70%

Vitruvian West, Phase 2 | Dallas, TX



Rodgers Forge | Baltimore, MD



345 Harrison | Boston, MA


APARTMENTS DESIGNED FOR LIVING

UDR, Inc. (NYSE: UDR) has a demonstrated history of successfully managing, buying, selling, developing and redeveloping attractive multifamily real estate communities in targeted U.S. markets.

- S&P 500 Company
- ~$17.8 Billion Enterprise Value
- 2020 Annualized Dividend of $1.44; ~3.7% yield as of November 11, 2020

Chief Financial Officer: Joe Fisher | 720.283.6139
Investor Relations: Trent Trujillo | 720.283.6135

UDR, Inc. | UDR.com

TABLE OF CONTENTS



The Preserve at Gateway | Tampa, FL

UDR AT A GLANCE[1]

UDR is a multifamily REIT that owns, operates, develops and redevelops a diversified portfolio of apartment homes across top-tier U.S. markets. Founded in 1972, UDR is an S&P 500 company that consistently generates **strong total shareholder return ("TSR")** through **innovation, best-in-class operations and flexible capital allocation across a wide range of opportunities**.

UDR is a $17.8 billion[2] company with a highly diverse portfolio spread across 21 coastal and sunbelt markets.



> 5.0% of Total NOI
2.5%-5.0% Total NOI
< 2.5% Total NOI
Seattle
Portland
San Francisco Bay Area
Monterey Peninsula
Los Angeles
Other S. CA – Inland Empire / San Diego
Orange County
Denver
Dallas
Austin
Nashville
Metro Washington, D.C.
Richmond
Philadelphia
Baltimore
Boston
New York
Orlando
Tampa
Other FL – West Palm Beach

UDR Average Combined Same-Store Rent: $2,155

Our 51,649 apartment homes are well diversified by price point[4] and location within markets, and are occupied by households earning, on average, 135% of their respective MSA's median income.



A-Quality
B-Quality
57%
43%



Urban
Suburban
42%
58%

Best-in-class, innovative operations have powered outsized historical Combined Same-Store NOI growth.

COMBINED SS NOI[3] GROWTH CAGR (1999-3Q 2020)



UDR
Peer Median
190
140
90
1999
2003
2007
2011
2015
2019
187
169

UDR's strong value proposition has driven robust relative TSR and consistent return of capital over time.

TSR CAGR



UDR
NAREIT Apt. Index
15%
10%
5%
0%
1.4%
1.3%
6.9%
7.2%
11.2%
9.6%
5-Year
10-Year
20-Year

192 Consecutive Quarters Paying a Dividend

Dividend Yield[2]: 3.7%

(1) As of September 30, 2020, except otherwise noted.
(2) Enterprise Value and Dividend Yield as of November 11, 2020.
(3) Combined SS is defined as UDR's Combined Same-Store pool, which includes the 11 Joint Venture communities acquired in 2019 totaling 3,619 homes as if they were 100 percent owned by UDR during all comparable periods presented.
(4) A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
Source: Company and peer documents.

RECENT HIGHLIGHTS AND TRENDING CONSIDERATIONS

UDR's **operating results through early November have proved resilient**. Our surgical approach to **maximizing NOI by balancing blended lease rate growth against active occupancy management** has preserved our 2020 rent roll and sets us up well for 2021.

Recent Highlights:

STRONG OPERATING RESULTS AND COLLECTIONS

- **Stabilization in billed revenue** across ~80% of portfolio NOI; 20% of NOI remains challenged (San Francisco, Manhattan, Downtown Boston)
- Better than peer average change in **occupancy and blended lease rate growth;** both primary drivers of forward same-store growth.
- October and November **cash collection** rates remain consistent with previous months at similar times of the collection cycle; only ~500 residents (<1%) are delinquent and without payment plans.

NEXT GENERATION OPERATING PLATFORM DRIVES VALUE

- **YTD (through September 30) controllable operating expense reduction of 40 basis points** versus the year-ago period.
- Pilot for full phase-1 Platform initiatives underway in Seattle and Nashville (i.e. fully automated self touring, new customer service technology, updated resident app, etc.).
- **28% reduction in portfolio-wide site-level headcount** on average since mid-2018, with higher resident satisfaction.

CAPITAL ALLOCATION SUPPORTED BY STRONG BALANCE SHEET

- Dislocation in construction financing makes **Developer Capital Program** ("DCP") a strongly accretive current use of capital (in size).
- $1.9 billion of 2019-20 acquisitions (90% suburban) performing **within 100-150bps of year-1 underwriting despite the pandemic,** providing 3%-4% earnings accretion in 2020.
- **~$1 billion in available liquidity** with minimal identified forward uses of capital.
- No consolidated debt scheduled to mature **through 2022.**

Trending Considerations:

REGULATORY ENVIRONMENT REMAINS CHALLENGING; GREEN SHOOTS EMERGE

- California **Proposition 21** (local rent control through repeal of Costa Hawkins) **soundly defeated by ~20 percentage points. Proposition 15** (non-residential property tax resets) **defeated,** a relative positive for the regulatory environment.
- Some state eviction moratoriums have expired, but markets are still covered by the **national CDC moratorium** (expiring 12/31/20).
- Regulatory environment in Coastal markets and states remains challenging; awaiting clarity as to if **emergency measures** transform into long-term housing policy.

DELAYED RETURNS TO OFFICE FOR BIG TECH COMPANIES

- Various reports and company announcements suggest flexible work-from-home (vs. 100% remote) appears to be the likeliest outcome.
- Many Big Tech companies have announced **summer-2021 returns to their respective offices.** While disruptive to urban cores (particularly San Francisco), **long-term value propositions of urban locations have not fundamentally changed.**
- Demand for Multifamily has been impacted. Reduced rental rates have made **city centers relatively more affordable, thereby spurring demand.**

SUBURBAN DEMAND CONTINUES TO OUTPACE THAT OF URBAN

- Reduced near-term value propositions in urban cores as residents currently experience the negatives of their cities (i.e., less space, limited retail, etc.) but few of the positives (i.e., short commute, night life, etc.).
- Most prevalent in **San Francisco Bay Area, Manhattan, and Downtown Boston.**
- Trends are still nascent, but some UDR residents are moving to suburban locations – **our portfolio is ~40% Urban/60% Suburban.**

Source: Company documents.

RECENT OPERATING UPDATE

Monthly billed revenue and physical occupancy have stabilized across 80% of our portfolio NOI. Cash revenue collections remain strong across the majority of our markets despite regulatory restrictions, the ongoing shift to flexible work schedules, and varying cadences of state/city re-openings. **Changes in occupancy and blended lease rates are the primary drivers of future relative revenue growth performance; UDR compares well versus peers on both of these leading indicators.**


YOY EFFECTIVE BLENDED LEASE RATE GROWTH(1)
UDR
Peer Average
CHANGE IN OCCUPANCY (1)
1%
0%
(1)%
(2)%
(3)%
(4)%
(5)%
(6)%
(0.6)%
(3.8)%
(0.6)%
(5.4)%
(1.2)%
(1.4)%
0.3%
0.1%
3Q20
Oct 2020
3Q20 (YOY)
Oct. 2020 vs. 3Q20

RESIDENTIAL OPERATING METRIC[2]	JULY 2020	AUG 2020	SEPT 2020	OCT 2020	NOV 2020 RANGE
BILLED REVENUE ($M)	$105.2	$103.8	$103.5	$102.8	$102.7 - $103.7
COMBINED SAME-STORE					
WEIGHTED AVERAGE PHYSICAL OCCUPANCY	95.6%	95.5%	95.5%	95.8%	95.8% - 96.1%
YEAR-OVER-YEAR ("YOY") EFFECTIVE BLENDED LEASE RATE GROWTH[3]	-0.4%	-0.6%	-0.7%	-0.6%	-0.5% to -1.3%
TOTAL RESIDENTIAL PORTFOLIO					
REVENUE RECOGNIZED / RESERVED[4]	N/A	N/A	N/A	N/A	N/A
CASH REVENUE COLLECTED (AS % OF BILLED) DURING BILLING PERIOD	94.2%	94.1%	94.0%	94.1%	Consistent with prior months
CASH REVENUE COLLECTED (AS % OF BILLED) SUBSEQUENT TO BILLING PERIOD[4]	3.5%	2.9%	2.5%	1.2%	Consistent with prior months
CASH REVENUE COLLECTED (AS % OF BILLED) AS OF NOVEMBER 11, 2020[4]	97.7%	97.0%	96.5%	95.3%	Consistent with prior months
DEMAND DRIVERS					
LEASING TRAFFIC (DAILY AVERAGE)[5]	1,177	1,114	1,103	1,115	800 - 950
VISITS[5]	10,445	10,739	10,567	11,211	7,000 - 8,000

(1) Peer group includes AIV, AVB, CPT, EQR, ESS and MAA.
(2) Metrics shown here are for the Company's total portfolio, unless otherwise indicated, and are as of November 11, 2020.
(3) The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Definitions can be found in the Definitions and Reconciliations addendum.
(4) The cash revenue collections shown are as of a point in time and are not comparable from one month to the next due to additional time to collect revenues for earlier months. The Company expects to collect additional revenue beyond what is displayed.
(5) Definitions can be found in the Definitions and Reconciliations addendum.
Source: Company and peer documents.

RECENT OPERATING UPDATE

Our tracking of forwarding addresses upon move-out indicates residents are relocating to suburban areas at a higher rate versus a year ago, but are **staying proximate to the city centers they used to call home**. As such, the widespread dissemination of an effective vaccine or other therapeutic could reactivate these urban markets more quickly than expected. **We do not believe the long-term value proposition of urban locations has fundamentally changed.**

NEW YORK MOVE-OUTS: 2Q19-3Q19



NEW YORK MOVE-OUTS: 2Q20-3Q20



Green markers indicate a UDR property.

Dots represent a resident move out, with each color tied to a specific UDR property. For example, light green dots indicate the forwarding address of former View 34 residents.

In 2Q19-3Q19, 25% of UDR's New York move-outs relocated outside the five Boroughs and New Jersey Coast. In 2Q20-3Q20 this figure increased to 45%. However, most have stayed in the tri-state area, thereby increasing the chances of eventual return. Our engagement with these residents suggests office reopening and alleviating public health concerns (i.e. a vaccine) will be likely catalysts.

Source: Company documents.

PRICING STRATEGY

Typically, UDR's pricing strategy focuses on maintaining face rate (gross rent) and offering concessions in markets where we believe in a stronger near-term recovery as opposed to net effective pricing where concessionary activity is spread evenly throughout the lease term. The former strategy allows us to renew residents at a higher rent level and **generate more absolute cash flow** upon renewal (i.e. **maximize rent roll for 2021**). Currently, concessions remain elevated in various urban markets, but **aggregate concessions should decline throughout the fourth quarter** as the number of lease expirations decline.

Pricing Strategies and Results - New York and San Francisco


NEW YORK

Delayed return-to-work and slow reactivation of the urban core has (temporarily) reduced the desirability of living in Manhattan.

Move-out analysis shows former residents relocating to nearby suburban areas, suggesting a desire to remain close to their offices.

Employed concessionary approach while largely **maintaining face rate**, which should benefit future cash flow upon renewal.


SAN FRANCISCO

Major tech employers have announced flexible work-from-home / remote working through mid-2021, reducing the need to physically locate near offices.

Move-out analysis shows former residents choosing to relocate outside of the Bay Area at a higher rate versus a year ago.

Generating demand necessitated **reducing face rate** in combination with concessions.

Green markers indicate a UDR property.

Dots represent a resident move out, with each color tied to a specific UDR property. For example, light green dots in New York indicate the forwarding address of former View 34 residents.

In both markets, our **pricing strategies have resulted in higher occupancy versus the third quarter 2020 average**. With continued stabilization, we anticipate the ability to reduce concessions.

Same-Store Physical Occupancy[1]	Q3 2020	OCT 2020	NOV 2020[2]	Improvement vs. Q3 2020
New York, NY	87.7%	92.3%	94.4%	**6.7%**
San Francisco, CA	86.3%	88.6%	90.3%	**4.0%**

(1) Physical occupancy results are weighted averages for the periods indicated.
(2) Weighted average physical occupancy for November is as of and through November 11, 2020.
Source: Company documents.

UDR VALUE PROPOSITION

The primary components of UDR's value proposition compliment one another, making the whole greater than the sum of parts. Over time, **our strong track record across a variety of areas, such as operations and capital allocation**, have bolstered same-store, earnings, dividend and NAV/share growth; all of which have driven **outsized TSR**.

Operating Excellence

Pages 9-13

- Superior long-term same-store NOI growth
- History of innovative, margin- and growth-enhancing operating initiatives
- Next Generation Operating Platform is expected to drive outsized future growth

Diversified Portfolio Composition

Pages 14-16

- ~60/40% A/B and ~40/60% Urban/Suburban mix appeals to wide renter base
- High resident income as well as geographic and price point mix reduce risk
- More markets to invest in and overlay value-accretive operating platform

Accretive, Flexible Capital Allocation

Pages 17-19

- History of adhering to cost of capital signals
- Variety of investment options and history of pivoting to best risk-adjusted return
- Predictive analytics enhances market selection

Strong, Liquid Balance Sheet

Page 20

- Investment grade, primarily unsecured with well-laddered maturity schedule
- Less than 15% of consolidated debt is scheduled to mature through 2024[3]
- Wide variety of capital sources including low-cost commercial paper

Innovative Culture that Embraces Change

Page 21

- High employee engagement and resident satisfaction with an ESG focus
- History of embracing innovation and change to drive higher efficiency

2013-YTD 2020 GROWTH RATES[1]



UDR
Peer Median
7%
6%
5%
4%
3%
2%
1%
0%
3.9%
3.3%
5.7%
4.6%
6.3%
6.3%
5.3%
5.2%
SS NOI CAGR
FFO as Adj./sh CAGR
Div/sh CAGR
NAV/sh CAGR

Outperformed peer average FFOA growth in **5 of the last 7 years** starting in 2013.

2013-YTD 2020 TSR CAGRS[2]



12%
10%
8%
6%
4%
2%
0%
8.1%
10.0%
7.4%
5.9%
UDR
S&P 500
NAREIT Apt. Index
NAREIT Equity Index

(1) 2020 is inclusive of 3Q 2020 results for UDR and peers. 2013 coincides with UDR's initial strategic plan and is an appropriate period for peer comparison.
(2) Data as of October 31, 2020 for UDR, S&P 500, NAREIT Apartment Index, and NAREIT Equity Index. 2013 coincides with UDR's initial strategic plan and is an appropriate period for benchmark comparison.
(3) Excludes principal amortization and amounts outstanding on the Company's Commercial Paper Program and Working Capital Facility.
Source: Company and peer documents.

OPERATING EXCELLENCE

UDR has produced **better-than-peer median same-store NOI growth over the past 5-, 10-, and 20-year periods**. Monetizing our real estate in new, differentiated ways, strong blocking and tackling, and a culture that embraces innovation deserve the credit. Our **Next Generation Operating Platform** should continue to enhance our relative outperformance in the years ahead.

AVERAGE ANNUAL SAME-STORE NOI GROWTH RATES[1]


UDR
Peer Median
6%
4%
2%
0%
3.0%
2.4%
4.5%
4.2%
3.2%
2.7%
5-Year
10-Year
20-Year

$20 million of incremental NOI generated versus peer-median growth equates to **$400-$440M in estimated shareholder value creation**[2,3]

1 History of Value-Creating Operating Initiatives

Expanding operating margin and monetizing real estate beyond leasing apartments (assorted examples below)

Common Area Rentals | **Short-Term Furnished Rentals** | **Suburban Parking** | **Package Lockers** | **Inside Sales**



$32M in incremental run-rate NOI since 2014 equates to **$640-$715M** in estimated shareholder value creation[2,3]

2 Strong Blocking and Tackling

UDR average SS NOI growth without margin-enhancing initiatives is similar to peer median growth with initiatives

UDR VS. PEER MEDIAN[1] SS NOI GROWTH (2014-3Q 2020)[2]


Peer Median
UDR
5%
4%
3%
2%
1%
0%
90 bps in annual avg. additional NOI growth from initiatives.
3.5%
4.1%
3.2%

(1) Peer group includes AIV, AVB, CPT, EQR, ESS and MAA; 2Q 2020 and 3Q 2020 UDR same-store NOI results have been adjusted to reflect concessions on a straightline basis (reported on a cash basis) for peer comparability.
(2) Time period is reflective of UDR's implementation of initiatives affiliated with its initial strategic plan.
(3) Calculated based on an applied cap rate range of 4.5%-5.0%.
Source: Company and peer documents.

OPERATING EXCELLENCE

UDR's **Next Generation Operating Platform is a differentiator** that provides improved and more immediate customer service to current and prospective residents on their schedules while also historically **generating outsized returns for UDR's stakeholders**. Our Platform is evolutionary, well-accepted by our residents, and reflective of how the best operators should manage their business in the years ahead. COVID accelerated the implementation of our Platform and **continued enhancements provide a path for additional upside to previously underwritten expectations, keeping UDR in a position of strength versus peers and private operators.**

Next Generation Operating Platform

Version 1.0 - Goals



- Enhance NOI growth through revenue and margin-expanding initiatives (smart homes, centralization, outsourcing, self-service, using big data, etc.)
- Transform interaction with current/prospective residents through a self-service model and new technologies
- Utilize proprietary "data hub" to foster greater efficiencies and revenue growth

Version 1.0 - Year-End 2022 Economic and Efficiency Targets (versus 2Q18)

- Reduce headcount by ~35%
- Drive year-over-year controllable expense growth to be flat or better
- Expand controllable operating margin by 150-200 bps
- **Create \$15-\$20M in incremental run-rate NOI, equating to \$350-\$450M of expected additional shareholder value**[(1)]

Version 2.0 - Beyond 2022



- Data science and AI to drive future benefit
- Focus on resident experience, which should drive retention higher
- Identify revenue growth and expense reduction opportunities not previously envisioned by mining our "data hub"

(1) Calculated based on an applied cap rate range of 4.5%-5.0%.
Source: Company documents.

OPERATING EXCELLENCE

The success of UDR's Next Generation Operating Platform is measured by tangible metrics. In certain cases, these illustrate the **value creation produced versus private competitors** when acquiring properties, in the form of revenue growth optimization and cost controls that can expand margins by up to 500-1,000 basis points. **Stakeholders have benefited from higher same-store and cash flow growth, while residents enjoy a self-service model that provides better customer service and time-saving solutions.**

Successes To-Date (versus 2Q 2018)


27 Seventy Five Mesa Verde
01 : 00 : 00

- Resident Satisfaction/Net Promoter Scores +24% to ~37 during transition to a self-service model
- Site-level employee count -28% through natural attrition in high-turnover job types
- Trailing-twelve-month ("TTM") same-store controllable expense growth ↓ 1% (vs. expected 2% average annual growth based on inflation) and Pre-COVID TTM same-store controllable margin ↑ 80 bps
  - $6 million in estimated savings equates to **$115-$130M in estimated shareholder value creation**[1]

TTM SS Controllable Expense Growth


UDR Actual
Inflationary at 2%
Peer Average
105
104
103
102
101
100
99
UDR growth on a per home basis since 2Q18 is well below peers and typical growth of 2%+ annually
2Q18
4Q18
2Q19
4Q19
2Q20

TTM SS Controllable NOI per Employee ($000s)


UDR
Peer Average
$850
$800
$750
$700
$650
$600
$550
$500
$815
35% expansion since 2Q18
$603
15% expansion since 2Q18
$580
$506
2Q18
4Q18
2Q19
4Q19
2Q20

(1) Calculated based on an applied cap rate range of 4.5%-5.0%.
Source: Company documents.

OPERATING EXCELLENCE

Our Next Generation Operating Platform allows us to surgically price our homes (i.e. rental rate growth versus changes in occupancy) on market-by-market, asset-by-asset, and even home-by-home bases. This **maximizes near-term revenue growth and also enhances the integrity of our rent roll for future growth.** Through the use of community-level heatmaps, **we have identified $3 million in annual run rate NOI opportunity from our garden-style communities.** We expect to identify additional benefit from both our mid-rise and high-rise communities moving forward.

Home-by-Home Pricing Strategy and Other NOI Opportunities

Commons at Windsor Gardens – Norwood, MA


Train Station
1
1
2
2
2
2
2
2
3
3
3
4
4

1. **Introduced location premiums** for more desirable units closest to the commuter train. Prior to acquisition, these units were priced the same as units located furthest from the train station.
2. **CapEx investment** for unit interior (K&B) and common area upgrades.
3. **Legacy initiatives** including parking optimization, view premiums, and short-term furnished rentals.
4. **Next Gen Operating Platform initiatives** including personnel optimization and self-service integration.

Anticipated 50 basis point yield expansion equates to $1.5M in estimated incremental annual run-rate NOI, or **$30-$35M** in estimated shareholder value creation(1) (11%-13% of purchase price). Through September 2020, year-1 NOI for Commons at Windsor Gardens is ~1% above original underwriting. This **value-add process is repeatable for other UDR acquisitions.**

(1) Calculated based on an applied cap rate range of 4.5%-5.0%.
Source: Company documents.

OPERATING EXCELLENCE

The **value proposition available to stakeholders when UDR's blocking and tackling, historical operating initiatives and Next Generation Operating Platform are overlaid on a given market is significant**. Orlando, as presented below, provides a clear, real-world example of our relative operating capabilities.

ADVANTAGE VERSUS PUBLIC / PRIVATE PEERS:
ORLANDO OPERATING MARGIN (1H 2020)


UDR
70.7%
Peer Avg. (1)
64.2%
Private (2)
55.1%

ADVANTAGE VERSUS PUBLIC PEERS:
ORLANDO SS NOI GROWTH CAGR (2014–3Q 2020)


UDR
6.3%
Peer Average (1)
4.8%
UDR's same-store NOI growth in Orlando has outpaced peers by 150 bps annually on average.

The underlying drivers of NOI outperformance relative to peers are varied, but all are **replicable** and representative of **competitive advantages** available to UDR in many of our markets.

ORLANDO SAME-STORE NOI GROWTH BUILD-UP (2014 – 3Q 2020)


UDR Annual NOI Growth
6.3%
Market Growth
4.9%
Historical Ops Initiatives (3)
1.0%
NextGen Platform (4)
0.4%
The same-store growth contribution from our Next Generation Operating Platform is expected to accelerate in coming years.
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%

(1) Peer group includes applicable market exposure among CPT and MAA.
(2) NCREIF data represents aggregated property level information for the identified market, which management believes serves as a useful benchmark.
(3) Includes parking optimization, view and location premiums, short-term furnished rentals, and other initiatives.
(4) Includes centralization and outsourcing of certain functions (e.g. unit turnover). Future initiatives include additional self-service and utilization of data science.
Source: Company and peer documents.

DIVERSIFIED PORTFOLIO COMPOSITION

Our diversified portfolio 1) is a differentiating factor versus peers, 2) appeals to a wide renter and investor audience, 3) provides for more markets to invest in / overlay our operating platform onto and 4) lessens volatility in long-term same-store growth.

Our portfolio is spread across 21 coastal and Sunbelt markets with more price points that cater to a wide variety of renters...


Portfolio-Wide Rental Rate Differential(1,2)
100%
80%
60%
40%
20%
40%
50%
60%
70%
80%
90%
100%
More Diversified
Less Diversified
% of SS Revenue in Five Largest Markets(1)
UDR
Peers
Peer Avg.(1)

...And is well diversified by quality[3] and location within markets.


A-Quality
B-Quality
57%
43%
Coastal A
Coastal B
57%
43%
Sunbelt A
Sunbelt B
59%
41%
Urban
Suburban
42%
58%
Coastal Urban
Coastal Suburb
51%
49%
Sunbelt Urban
Sunbelt Suburb
7%
93%

Coastal and Sunbelt rent growth is cyclical. **Diversification helps to insulate UDR against market concentration risk.** When combined with an operating platform that outperforms peers over the long-term, stakeholders realize a better relative return with less relative risk.

COASTAL MINUS SUNBELT MARKET RENT GROWTH[4]


2.0%
1.0%
0.0%
-1.0%
-2.0%
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
UDR's exposure to both Coastal and Sunbelt markets ensures our portfolio is never out of favor with stakeholders while also reducing volatility in long-term growth.
Better Growth in Coastal Markets
Better Growth in Sunbelt Markets

(1) Data as of September 30, 2020. Comparative top-5 markets for peer REITs are defined similarly to UDR's market definitions.
(2) Rental rate differential equals the percentage difference between 1st and 3rd quartile rent levels across each REIT's portfolio.
(3) A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
(4) Defined as the difference in average effective rent growth between 12 primary coastal and 12 primary sunbelt markets. Coastal Markets: Boston, MA; Inland Empire, CA; Los Angeles, CA; Metropolitan D.C.; New York, NY; Oakland/East Bay, CA; Orange County, CA; Philadelphia, PA; San Diego, CA; San Francisco, CA; San Jose, CA; Seattle, WA. Sunbelt Markets: Atlanta, GA; Austin, TX; Charlotte, NC; Dallas, TX; Denver, CO; Jacksonville, FL; Miami, FL; Nashville, TN; Orlando, FL; Phoenix, AZ; Raleigh, NC; Tampa, FL.
Source: Company and peer documents and AxioMetrics.

MARKET / RESIDENT ATTRIBUTES(1)

UDR has a diversified and **high-quality resident base** across our markets. **Our household income is on average 135% above the median income** across the MSAs in which we operate, with a tilt toward high- and medium-income jobs.

UDR Combined Same-Store Portfolio

Avg. Resident Age:	36
Avg. Household Income ($000s):	$115
vs. MSA Median Income:	135%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Seattle

Avg. Resident Age:	36
Avg. Household Income ($000s):	$113
vs. MSA Median Income:	120%
% High-Income MSA Jobs:	↑
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Boston

Avg. Resident Age:	38
Avg. Household Income ($000s):	$160
vs. MSA Median Income:	180%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

San Francisco Bay Area

Avg. Resident Age:	37
Avg. Household Income ($000s):	$188
vs. MSA Median Income:	150%
% High-Income MSA Jobs:	↑
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓



New York City

Avg. Resident Age:	36
Avg. Household Income ($000s):	$249
vs. MSA Median Income:	345%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Orange County

Avg. Resident Age:	36
Avg. Household Income ($000s):	$108
vs. MSA Median Income:	120%
% High-Income MSA Jobs:	↓
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Metro Washington D.C.

Avg. Resident Age:	36
Avg. Household Income ($000s):	$108
vs. MSA Median Income:	105%
% High-Income MSA Jobs:	↑
% Medium-Income MSA Jobs:	↓
% Low-Income MSA Jobs:	↓

Sunbelt Markets

Avg. Resident Age:	35
Avg. Household Income ($000s):	$80
vs. MSA Median Income:	120%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

- Primary Coastal Markets
- Other Coastal Markets
- Sunbelt Markets

- ↑ >35% of Jobs
- ↔ >30% and <35% of Jobs
- ↓ <30% of Jobs

(1) Data as of October 31, 2020. Resident Age, Household Income, and Household income versus MSA Median Income are based on UDR portfolio attributes. Analysis of job quality stratification (High-Income, Medium-Income, and Low-Income) reflects employment trends at the market level (or aggregated market level in the case of Sunbelt Markets) and are not necessarily reflective of UDR's resident profile. The intent of this analysis is to demonstrate the quality of potential residents based on the total addressable market. Jobs are classified by industries as defined by the Bureau of Labor Statistics category: Segmentation is done across Mining/Logging/Construction, Manufacturing, Trade/Transportation/Utilities, Information Services, Financial Services, Professional and Business Services, Education and Health Services, Leisure and Hospitality, Federal/State/Local Government, and Other Services.

Source: Company documents and Bureau of Labor Statistics.

RESIDENT ATTRIBUTES AND TRENDS

Our diversified portfolio across markets, product types, and price points appeals to a **wide variety of renters across various ages and other demographic traits**. While the Millennial generation has garnered headlines for the cohort's potential changes in housing preferences, our resident constitution is balanced, thereby minimizing risk of exposure to specific cohorts.


Resident Age Distribution
Average Resident Age: 36
Median Resident Age: 33
25%
20%
15%
10%
5%
0%
14%
22%
17%
18%
13%
10%
6%
Under 25
25-29
30-34
35-44
45-54
55-64
65+

Trailing-twelve-month ("TTM") UDR **resident turnover has decreased nearly 400 basis points since the start of 2016** while move outs to buy or rent a single-family home have remained consistent over time. Resident move outs to buy (10%) or rent (1%) a single-family home during the third quarter of 2020 totaled 11%, which represents the lowest level since 2016.


Percent of Move Outs to Buy or Rent a Single-Family Home
16%
14%
12%
10%
8%
6%
4%
2%
0%
TTM Resident Turnover
53%
52%
51%
50%
49%
48%
47%
1Q 2016
2Q 2016
3Q 2016
4Q 2016
1Q 2017
2Q 2017
3Q 2017
4Q 2017
1Q 2018
2Q 2018
3Q 2018
4Q 2018
1Q 2019
2Q 2019
3Q 2019
4Q 2019
1Q 2020
2Q 2020
3Q 2020
Move Outs to Buy Home
Move Outs to Rent Home
TTM Resident Turnover Rate

Source: Company documents.

ACCRETIVE CAPITAL ALLOCATION

UDR has a strong track record of considering cost of capital signals from the public market. This discipline, combined with the well-rounded suite of investment options available to us, has created significant value for stakeholders over time.

UDR'S CAPITAL ALLOCATION DURING THE APARTMENT CYCLE ($M)



UDR Prem./(Disc.) to NAV (lt. axis)
Net Acquisitions (rt. axis)
40%
30%
20%
10%
0%
(10)%
(20)%
(30)%
(40)%
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
($2,000)
2007
2008
2009
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Issue equity at a premium to NAV and grow when appropriate
Sell assets to fund growth and execute share repurchases when equity trades at a discount to NAV

Value creation from external growth activities since 2014

VALUE CREATED ($M)



Acquisitions
Development
$170
$600
$0
$1,000
$2,000
$3,000
$4,000
Cost
Est. Market Growth
Est. Value Created in Excess of Est. Market Growth

DCP

- Life-to-Date Committed Capital: $678M
- Life-To-Date Income Realized: $107M
- **Weighted average IRR on 5 Acquired Communities: 12.6%**

UDR'S CAPITAL SOURCES



Cost
Not Attractive
Attractive
Source in Size
Yes
No
Asset Dispositions
Unsecured Debt
Common Equity
Secured Debt
JV Capital
LOC
Preferred Equity
Commercial Paper

UDR'S CAPITAL USES



Risk-Adjusted Return
Low
High
Investment Opportunity
Large
Small
Acquisitions
Development
Developer Capital Program
Redevelopment
Stock Buybacks
NOI-Enhancing Cap Ex
Operating Platform

Debt and asset sales remain the most attractively priced sources of capital. Developer Capital Program ("DCP") investments (mezzanine and preferred equity lending to developers) remains a very accretive potential use, in size.

Source: Company documents, FactSet, and S&P Global Market Intelligence

ACCRETIVE CAPITAL ALLOCATION

Our willingness and ability to **pivot toward the investment opportunity that generates the highest risk-adjusted IRR** and **the greatest earnings/NAV accretion** is central to UDR's capital allocation strategy. We have a full suite of options including:

ACQUISITIONS



Commons at Windsor Gardens | Norwood, MA

- Portfolio acquisitions or value-add one-offs with significant upside relative to private operators.
- Acquired 23 operating assets for $1.9B in 2019/YTD 2020.

DEVELOPMENT



345 Harrison Street | Boston, MA

- Develop ground up wholly-owned or JV communities in target markets.
- $424M active pipeline (~50% funded as of 3Q20) with planned developments in a diverse set of markets.

REDEVELOPMENT



10 Hanover Square Lobby | New York, NY

- NOI and value creating redevelopment, densification and unit additions.
- Current projects: 10 Hanover Square (NYC) and Garrison Square (Boston) for a total of $29M.

DEVELOPER CAPITAL PROGRAM



Steele Creek | Denver, CO

- Opportunistically provide capital to third-party developers for assets in target markets.
- Current DCP book is ~$414M of committed capital to 11 projects; >98% funded.

NOI-ENHANCING INVESTMENT



Tierra Del Rey Bathroom Remodel | L.A., CA

- $35-$45M annual portfolio-wide spend at low-double-digit IRRs to freshen up communities, through amenity and kitchen & bath upgrades.

OPERATING PLATFORM



Virtual Tours | SmartHome Technology Package

- $25-$35M projected spend in '19-'21 on Operating Platform enhancements and $30-$40M on SmartHome technologies.

Source: Company documents.

ACCRETIVE CAPITAL ALLOCATION

UDR has a demonstrated **track record of value creation** through acquisitions, development, redevelopment, and Developer Capital Program investments. Recent transactions and capital markets activity have added ~4% to 2020 FFOA.


Acquisition
Q1 2020

The Slade at Channelside | Tampa, FL


Acquisition
Q2 2019
PARK SQUARE

Park Square | King of Prussia, PA (Philadelphia MSA)


Acquisition
Q3 2019

One William | Englewood, NJ (New York MSA)


Development
Completed
Q2 2018

The Residences at Pacific City | Huntington Beach, CA


Acquisition
Q2 2019

Currents on the Charles | Waltham, MA (Boston MSA)

Source: Company documents.

STRONG, LIQUID BALANCE SHEET

UDR's balance sheet is **safe, liquid, flexible**, and fully capable of supporting a wide variety of growth opportunities in size. We have improved our credit metrics, maturity profile, three-year liquidity outlook, and available LOC capacity. The efficient pricing these qualities provide serves as a competitive advantage versus the private market.

3Q 2020 UDR BALANCE SHEET STATS

Consolidated Debt-to-Enterprise Value[1]	**27.8%**
Consolidated Net Debt-to-EBITDAre[2]	**6.5x**
Consolidated Fixed Charge Coverage	**4.7x**
% of NOI Unencumbered	88.3%
Avg. Debt Duration (Years)	7.6
% of Debt Maturing in Next 3 Years[3]	5.3%
S&P Unsecured Rating	BBB+
Moody's Unsecured Rating	Baa1

Safely Investment Grade rated

Well laddered maturity schedule

Translates into efficient pricing

LIQUIDITY AND SOURCES & USES OF CAPITAL

- ~$1 billion in available liquidity
- Minimal identified uses of capital through year-end 2020
- Uses of capital fully match-funded

WELL-LADDERED FORWARD DEBT MATURITY SCHEDULE[4] ($M/WEIGHTED AVERAGE INTEREST RATE)


$231 0.3%
$3 3.9%
$25 1.3%
$415 2.7%
$294 3.8%
$473 4.2%
$351 3.0%
$301 3.5%
$422 3.7%
$445 3.9%
$1,960 2.9%
$2,500
$2,000
$1,500
$1,000
$500
$0
0% of consolidated debt outstanding matures through 2022, excluding Commercial Paper,(3) principal amortization and Working Capital Facility
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
Thereafter
Unsecured Debt
Secured Debt
Line of Credit/Working Capital

(1) Consolidated debt-to-Enterprise Value is calculated using the Company's Enterprise Value as of November 11, 2020.
(2) Consolidated net debt-to-EBITDAre was artificially high at quarter-end due to the timing of pending settlements of forward ATM contracts.
(3) 2020 maturities reflect $230.0 million of principal outstanding at an interest rate of 0.30%, an equivalent of LIBOR plus a spread of 15 basis points, on the Company's unsecured commercial paper program as of September 30, 2020. Under the terms of the program the Company may issue up to a maximum aggregate amount outstanding of $500.0 million. If the commercial paper was refinanced using the line of credit, the weighted average years to maturity would be 7.7 years with and without extensions.
(4) Maturity schedule and weighted average interest rates shown here are as of September 30, 2020.
Source: Company documents.

INNOVATIVE CULTURE AND ESG

UDR's **culture is innovative, empowering and rewards success**. Reporting on our **ESG initiatives and successes has expanded and improved over the past three years.**

Corporate Responsibility

- Participated in Global Real Estate Sustainability Benchmark ("GRESB") and received a preliminary 2020 score of 83, near the top of the Multifamily peer group
- Classified "Low Risk" by Sustainalytics ESG Risk Rating Report; Improved Risk Rating score to 14, a 5-point decrease versus last year (one of only 2 Multifamily REITs that improved YOY)
- Awarded Smart Buildings Innovator of the Year for 2019
- Launched Sustainability website (udr.com/corporate-responsibility) with inaugural Corporate Responsibility Report
- Issued first ESG-friendly Green Bond ($300 million of 15-year debt at a 3.1% interest rate) in October 2019

Transparent and Measurable ESG Targets

- -15% energy consumption between 2015 and 2025
- -10% water consumption intensity between 2015 and 2025
- 10% of common area electric load procured through renewable energy sources by 2025
- -15% GHG emissions (Scope 1 and Scope 2 Market Based combined) between 2015 and 2025
- Increase the Company's recycling diversion rate to 15% between 2015 and 2025

Associate Engagement

97%	of associates are proud to work for UDR
87%	of associates feel that people from diverse backgrounds can succeed at UDR
84%	of associates feel that UDR is innovative

Resident Satisfaction

+43%	Increase in online reputation scores over the past five years
+24%	Increase in resident loyalty scores (NPS) since 2Q18
-150 bps	Reduction of annualized resident turnover since 2Q18

Source: Company documents.

REGULATORY UPDATE

UDR has a **dedicated Governmental Affairs team** that tracks and communicates our comprehensive understanding of eviction moratoriums, rent regulations, and other regulatory topics to our UDR teams. This has been critical to **enabling our surgical approach toward pricing apartment homes and maximizing revenue growth during the pandemic.**

Sample Eviction Moratorium Tracker(1)

Region	Eviction Moratorium (only cities more restrictive than state shown)	Moratorium End Date	Repayment Term for Unpaid Rent Accrued in Moratorium	Origination
Federal	Nationwide (for jurisdiction without existing moratoriums)	December 31, 2020	N/A	CDC Order
West	**Washington**			
	Statewide (resi/comm)	December 31, 2020	N/A	Gov. Executive Order
	Seattle	July 1, 2021 (resi) December 31, 2020 (comm)	< 1mo. nonpayment = 3mos. 1mo. - 2 mo = 5 mos. >2 mos. = 6mos.	City Ordinance
	Oregon			
	Statewide (resi/comm)	December 31, 2020	6mos.	Legislative / Gov. Order
	Tualatin (resi/comm)	During Emergency Period	6mos.	City Ordinance
	California			
	Statewide (resi)	Feb. 1, 2021	N/A	Legislative Action
	City of San Francisco	Sept. 30 (resi) / Mar. 31, 2021 (nof auth) November 30 (comm)	Unlimited; no end date (Resi) Up to 6 months (Comm)	Executive Order / City Ordinance
	City of San Rafael	September 30	3mos.	County Ordinance
	City of San Mateo	August 31	12 mos. (50% due at 6mos.)	County Ordinance
	City of Mountain View	November 30	12 mos. (50% due at 6mos.)	City Ordinance
	City of Santa Clara	September 30	4mos.	City Ordinance
	City of San Jose	September 30	12 mos. (50% due at 6mos.)	City Ordinance
	County of Los Angeles / La Mirada	September 30	12 mos.	County Ordinance
	City of Los Angeles / Marina Del Rey	During Emergency Period	12mos. (Resi) / 3mos. (Comm)	City Ordinance
	City of Anaheim	September 30	4mos.	City Ordinance
	Costa Mesa	September 30	4mos.	City Ordinance
	Rancho Cucamonga	September 30	Emergency Period + 6 mos.	City Ordinance
	City of Riverside	September 30	Emergency Period + 6 mos.	City Ordinance
	City of San Diego	September 30	6mos.	City Ordinance
Southwest	**Colorado**			
	Statewide (resi/comm)	November 20	N/A	Gov. Executive Order
	Texas			
	Statewide (resi/comm)	N/A	N/A	N/A
	City of Dallas	During Emergency Period	N/A	City Ordinance
	City of Austin / Travis County	December 31, 2020	N/A	City & County Orders
Northeast	**Massachusetts**			
	Statewide	October 17	N/A	Legislative / Gov. Order
	New York			
	Statewide (resi/comm)	(Resi) COVID Impacted Tenant = end of business and gathering restrictions; All other Resi evictions = Jan. 1, 2021 (Comm) = Jan. 1, 2021	N/A	Legislative / Gov. Order
	New Jersey			
	Statewide (resi)	Nov. 23 (Emerg. Period) + 60days	N/A	Gov. Executive Order
	Pennsylvania			
	Statewide (resi/comm)	August 31	N/A	Gov. Executive Order
	Philadelphia	August 31	Emergency Period + 9 mos.	City Ordinance
Mid-Atlantic	**Maryland**			
	Statewide (resi/comm)	Nov. 28 (emerg. period)	N/A	Gov. Executive Order
	Prince George's County	August 31	N/A	County Ordinance
	D.C.			
	District-wide (resi/comm)	Emergency Period + 60days	Emergency Period + 12 mos.	Legislation
	Virginia			
	Statewide (60-day continuance)	Emergency Period + 90days	N/A	Legislation
Southeast	**Tennessee**			
	Statewide (resi/comm)	N/A	N/A	N/A
	Florida			
	Statewide (resi/comm)	October 1	N/A	Gov. Executive Order

Byproducts of Regulatory Environment

- ~80% of NOI showing signs of stabilizing fundamentals despite…
- The vast majority of NOI still subject to eviction moratoriums;
- ~20% of NOI subject to limits on renewal rate increase;
- NYC, SF, Downtown Boston lag on collections, rent growth, occupancy;
- LA & Miami similarly weak markets (UDR has minimal / no exposure).

Sample Real-Time Collections and Delinquencies Tracker(1)



UNITED STATES
Delinquent Homes
Homes (Sum)
3.61 or Less
568.06 or More

(1) Details shown in both the sample eviction moratorium tracker and real-time collections and delinquencies tracker are a snapshot at a given point in time. As such, these details may not be reflective of the current status of collections and delinquencies or the regulatory environment, including but not limited to eviction moratorium breadth, eviction moratorium end dates, and repayment terms and conditions.
Source: Company documents.

APPENDIX



4740
CITYLINE

CityLine | Seattle, WA

REITs have historically served as a strong inflation hedge and have direct exposure to primary drivers of the U.S. economy. **Apartment REITs have outperformed other REITs and the broader market by a wide margin over the past 20 years.** This outperformance has been driven by 1) an ongoing shortage of U.S. housing, 2) better long-term NOI growth/lower cap ex than most other REIT sectors, 3) the sector's status as a necessary, non-discretionary expense, and 4) a higher propensity to rent from Millennials and Baby Boomers, the two largest U.S. population cohorts.

TOTAL SHAREHOLDER RETURN (INDEXED AT 100 IN JANUARY 2000)(1)


NAREIT Equity Apartments Index
NAREIT Equity Index
S&P 500
Apartment REITs have outperformed over time
773
679
346
10.3% Nareit Equity Apartments Index CAGR
9.7% Nareit Equity Index CAGR
6.2% S&P 500 CAGR
1,200
1,000
800
600
400
200
-
2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020

ROLLING 3-YEAR ANNUALIZED TSR(1)

67% of the time, the Nareit Equity Apartments Index has outperformed the Nareit Equity Index on a rolling 3-Year TSR basis. **92% YOY TSR correlation** between the two datasets since 2000.


15%
10%
5%
0%
(5)%
(10)%
(15)%
Average Outperformance: +5%
Average Underperformance: (4)%
2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020
Apt. REIT Outperformance vs. Equity REITS

(1) Data through October 2020.
Source: Nareit and Factset.

Long-term demographics remain strong for apartments. Domestically born cohorts aged 20 years and under are, on average, 192K larger than the primary renter cohorts aged 20-34 years. When coupled with an elevated propensity to rent, this bodes well for future apartment rental demand. Since 2010, 21% fewer total housing units have been produced than total household formations over the same period. Affordability remains a barrier to single-family ownership across many U.S. markets and third-party forecasts indicate 4.6 million additional apartments will be needed by 2030.

U.S. POPULATION BY AGE COHORT (M)


Domestically Born
Foreign Born
26
24
22
20
18
16
14
12
10
Future renter cohort
Primary renter cohort
Increasingly important renter cohort
Age: 5-9
10-14
15-19
20-24
25-29
30-34
35-39
40-44
45-49
50-54
55-59
60-64

The primary renter cohort (aged 20-34) is sizeable, providing a solid current renter base. The younger age cohorts are even larger in size, supporting a strong long-term trend for renter growth. Whether the "population wave" continues unabated is dependent on the intensity of foreign-born growth as younger cohorts mature.

PROPENSITY TO RENT BY AGE COHORT


3Q20 TTM (lt. axis)
Increase Since Peak H.O. Rate (bps, rt. axis)
70%
60%
50%
40%
30%
20%
10%
800
600
400
200
0
61.1%
416
675
37.5%
592
28.7%
530
23.6%
145
20.3%
Age: < 35
35-44
45-54
55-64
>65

Propensity to rent is significantly higher than the previous housing peak in the mid-2000s. This is apparent across all age cohorts and in many of UDR's largest markets.



Peak home-buying age ↑ to 33 from 29 in the 1970s.



Average age of marriage ↑ to 29 from 22 in the 1970s.



48% of Millennials have zero down payment savings.

Source: U.S. Census Bureau.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®

Investor Relations Contact:
Trent Trujillo
ttrujillo@udr.com
720.283.6135

UDR Definitions and Reconciliations

November 2020



Peridot Palms | Tampa, FL

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Acquired JV Same-Store Portfolio Communities: Represents the Acquired JV Same-Store Portfolio Communities as if these communities were 100% owned by UDR since January 1, 2019. These communities were Stabilized for five full consecutive quarters and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition. Because these communities became wholly owned by UDR in 2019 (the 11 communities and 3,619 homes were previously owned by UDR unconsolidated JVs), they are not included in the UDR Same-Store Communities. See UDR Same-Store Communities for more information regarding inclusion. These communities have been identified in certain tables to provide Combined Same-Store results as if these communities were 100% owned by UDR in prior periods. These 11 communities will be eligible to join the UDR Same-Store Communities on January 1, 2021.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on page A-11 of this presentation.

Combined Same-Store Revenue with Concessions on a Cash Basis: Combined Same-Store Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental income on a straight-line basis which allows investors to evaluate the impact of both current and historical concessions and to more readily enable comparisons to revenue as reported by its peer REITs. In addition, Combined Same-Store Revenue with Concessions on a Cash Basis allows an investor to understand the historical trends in cash concessions. A reconciliation between Combined Same-Store Revenue with Concessions on a Cash Basis to Combined Same-Store Revenue on a straight-line basis (inclusive of the impact to Combined Same-Store NOI) is provided below:

	3Q 20	3Q 19	3Q 20	2Q 20	YTD 20	YTD 19
Revenue (Cash basis)	$ 270,093	$ 286,929	$ 270,093	$ 277,938	$ 770,897	$ 784,226
Concessions granted/amortized	7,746	339	7,746	670	7,203	(348)
Revenue (Straight-line basis)	$ 277,839	$ 287,268	$ 277,839	$ 278,608	$ 778,100	$ 783,878
% change - Combined Same-Store Revenue with Concessions on a Cash Basis:	-5.9%		-2.8%		-1.7%	
% change - Combined Same-Store Revenue on a straight-line basis:	-3.3%		-0.3%		-0.7%	
% change - Combined Same-Store NOI with Combined Same-Store Revenue with Concessions on a Cash Basis:	-10.0%		-6.5%		-3.6%	
% change - Combined Same-Store NOI with Combined Same-Store Revenue on a straight-line basis:	-6.4%		-2.9%		-2.3%	

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items as Consolidated Interest Coverage Ratio - adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Interest Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Interest Coverage Ratio - adjusted for non-recurring items as Consolidated EBITDAre – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment.

Management considers Consolidated Interest Coverage Ratio - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Interest Coverage Ratio - adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items: The Company defines Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items as total consolidated debt net of cash and cash equivalents divided by annualized Consolidated EBITDAre - adjusted for non-recurring items. Consolidated EBITDAre - adjusted for non-recurring items is defined as EBITDAre excluding the impact of income/(loss) from unconsolidated entities, adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures and other non-recurring items including, but not limited to casualty-related charges/(recoveries), net of wholly owned communities.

Management considers Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and Consolidated EBITDAre - adjusted for non-recurring items is provided on page A-10 of this presentation.

Controllable Expenses: The Company refers to property operating and maintenance expenses as Controllable Expenses.

Controllable Operating Margin: The Company defines Controllable Operating Margin as (i) rental income less Controllable Expenses (ii) divided by rental income.

Management considers Controllable Operating Margin a useful metric as it provides investors with an indicator of the Company's ability to limit the growth of expenses that are within the control of the Company.

Cost of Capital: The cost to a company, such as a REIT, of raising capital in the form of equity (common or preferred stock) or debt. The cost of equity capital generally is considered to include both the dividend yield as well as the expected equity growth either by higher dividends or appreciation in stock price. The cost of debt capital generally is the after-tax interest expense on the debt incurred.

Debt-to-Asset Value: The amount of debt in relation to gross assets.

Debt-to-Enterprise Value: The amount of debt in relation to Enterprise Value.

Management considers Debt-to-Enterprise Value a useful metric for investors as it is a widely recognized measure for evaluating leverage of a public company and presenting Debt-to-Enterprise Value will enable investors to assess our leverage in comparison to other REITs.

Source: Company documents, Nareit and Green Street Advisors.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Dividend Payout Ratio: Measures the percentage of a REIT's common dividend that is covered by recurring cash flow.

Dividend Yield: A valuation metric typically used to compare dividend return potential. Dividend yield is the expected annual dividend per share as a percentage of the current share price.

DownREIT: A DownREIT is structured much like an UPREIT, but the REIT also owns and operates properties other than its interest in a controlled partnership that owns and operates a separate group of properties.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): The Company defines EBITDAre as net income/(loss) (computed in accordance GAAP), plus interest expense, including costs associated with debt extinguishment, plus real estate depreciation and amortization, plus other depreciation and amortization, plus (minus) income tax provision/(benefit), net, (minus) plus net gain/(loss) on the sale of depreciable real estate owned, plus impairment write-downs of depreciable real estate, plus the adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre was approved by the Board of Governors of Nareit in September 2017.

Management considers EBITDAre a useful metric for investors as it provides an additional indicator of the Company's ability to incur and service debt and will enable investors to assess our performance against that of its peer REITs. EBITDAre should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation between net income/(loss) and EBITDAre is provided on page A-10 of this presentation.

Effective Blended Lease Rate Growth: The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Management considers Effective Blended Lease Rate Growth a useful metric for investors as it assesses combined proportional market-level, new and in-place demand trends.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Enterprise Value: The summation of Equity Market Cap, short-term debt, and long-term debt, net of balances for cash and cash equivalents, on a given date.

Management considers Enterprise Value a useful metric for investors as it is a widely recognized measure for calculating the public value of assets.

Equity Market Cap: The market value of all outstanding common stock and equivalents of a company based on the trading price of the common stock on a given date.

Equity REIT: A REIT which owns, or has an "equity interest" in, income-producing real estate (rather than making loans secured by real estate collateral).

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but it does not represent the date of stabilization.

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page A-11 of this presentation.

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company's share of unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018. In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on page A-11 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Internal Rate of Return ("IRR"): The discount rate that sets estimated discounted cash flows equal to the initial investment.

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	3Q 2020	YTD 2020
Income/(loss) from unconsolidated entities	$ 2,940	$ 14,328
Management fee	546	1,730
Interest expense	4,575	14,192
Depreciation	8,738	26,299
General and administrative	58	187
West Coast Development JV Preferred Return	(58)	(201)
Developer Capital Program (excludes Alameda Point Block 11 and Brio)	(7,643)	(19,980)
Other (income)/expense	110	255
Unrealized (gain)/loss on unconsolidated technology investments	213	(4,336)
Total Joint Venture NOI at UDR's Ownership Interest	$ 9,479	$ 32,474

Leasing Traffic: The Company defines Leasing Traffic as average daily leads to lease a home for the period indicated.

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating partnership units. Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense, which is calculated as 2.875% of property revenue, and land rent. Property management expense covers costs directly related to consolidated property operations, inclusive of corporate management, regional supervision, accounting and other costs.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income/(loss) attributable to UDR, Inc. to NOI is provided below.

In thousands	3Q 2020	2Q 2020	1Q 2020	4Q 2019	3Q 2019
Net income/(loss) attributable to UDR, Inc.	$ (25,258)	$ 57,771	$ 5,221	$ 97,959	$ 27,204
Property management	8,879	8,797	9,203	8,703	8,309
Other operating expenses	5,543	6,100	4,966	2,800	2,751
Real estate depreciation and amortization	151,949	155,056	155,476	143,464	127,391
Interest expense	62,268	38,597	39,317	60,435	42,523
Casualty-related charges/(recoveries), net	-	102	1,251	1,316	(1,088)
General and administrative	11,958	10,971	14,978	14,531	12,197
Tax provision/(benefit), net	187	1,526	164	2	1,499
(Income)/loss from unconsolidated entities	(2,940)	(8,021)	(3,367)	(118,486)	(12,713)
Interest income and other (income)/expense, net	(2,183)	(2,421)	(2,700)	(2,406)	(1,875)
Joint venture management and other fees	(1,199)	(1,274)	(1,388)	(2,073)	(6,386)
Other depreciation and amortization	3,887	2,027	2,025	1,713	1,619
(Gain)/loss on sale of real estate owned	-	(61,303)	-	-	-
Net income/(loss) attributable to noncontrolling interests	(1,959)	4,325	319	7,278	2,218
Total consolidated NOI	$ 211,132	$ 212,253	$ 225,465	$ 215,236	$ 203,649

Source: Company documents, Nareit and Green Street Advisors.

Nominal Cap Rate: Nominal cap rates represent the expected unleveraged first year yield a property buyer expects to realize on its investment.

NOI Enhancing Capital Expenditures ("Cap Ex"): The Company defines NOI Enhancing Capital Expenditures as expenditures that result in increased income generation or decreased expense growth over time.

Management considers NOI Enhancing Capital Expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues or to decrease expenses.

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Other Markets: The Company defines Other Markets as the accumulation of individual markets where it operates less than 1,000 Combined Same-Store homes. Management considers Other Markets a useful metric as the operating results for the individual markets are not representative of the fundamentals for those markets as a whole.

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

Proposition 13: In California, an amendment enacted in 1978 that limits the tax rate on real estate. The proposition decreased property taxes by assessing property values at their 1975 value and restricted annual increases of assessed value to an inflation factor, not to exceed 2% per year. It also prohibited reassessment of a new base year except for: (a) a change in ownership, or (b) completion of new construction.

QTD Combined Same-Store Communities: QTD Combined Same-Store Communities represent the QTD UDR Same-Store Communities and the Acquired JV Same-Store Portfolio Communities as a single portfolio, as if the Acquired JV Same-Store Portfolio Communities were 100% owned by UDR during all periods presented.

QTD UDR Same-Store Communities: The Company defines QTD UDR Same-Store Communities as those communities Stabilized for five full consecutive quarters. These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Real Estate Investment Trust Act of 1960: The federal law that authorized REITs. Its purpose was to allow small investors to pool their investments in real estate in order to get the same benefits as might be obtained by direct ownership, while also diversifying their risks and obtaining professional management.

Real Estate Investment Trust ("REIT"): A REIT is a company dedicated to owning and, in most cases, operating income-producing real estate, such as apartments, shopping centers, offices and warehouses. Some REITs also are engaged in financing real estate.

Recurring Capital Expenditures: The Company defines Recurring Capital Expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested: The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the definition of Stabilization Period for Redevelopment Yield, less Recurring Capital Expenditures, minus the project's annualized NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by the total cost of the project.

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

Stabilization Period for Development Yield: The Company defines the Stabilization Period for Development Yield as the forward twelve-month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Redevelopment Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve-month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

Stabilized Yield on Developments: The Company calculates expected stabilized yields on development as follows: projected stabilized NOI less management fees divided by budgeted construction costs on a project-specific basis. Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on page A-6, is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management's expectations for the Company's overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated Stabilized Yield on Developments as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company's future performance once stabilized.

Total Return: A stock's dividend income plus capital appreciation, before taxes and commissions.

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS: The Company's taxable REIT subsidiary ("TRS") focuses on making investments and providing services that are otherwise not allowed to be made or provided by a REIT.

UPREIT: In the typical umbrella partnership REIT (UPREIT), the partners of the existing partnerships and a REIT become partners in a new partnership termed the operating partnership. For their respective interests in the operating partnership (OP units), the partners contribute the properties from the existing partnership and the REIT contributes the cash proceeds from its public offering. The REIT typically is the general partner and the majority owner of the operating partnership.

After a period of time (often one year), the partners may enjoy the same liquidity of the REIT shareholders by tendering their OP units for redemption for either cash or REIT shares (at the option of the REIT or operating partnership). This redemption may result in the partners incurring the tax deferred at the UPREIT's formation.

Visits: The Company defines Visits as the summation of tours taken by current and prospective residents, whether in-person (where allowed) or by virtual means, for the period indicated.

YTD Combined Same-Store Communities: YTD Combined Same-Store Communities represent the YTD UDR Same-Store Communities and the Acquired JV Same-Store Portfolio Communities as a single portfolio, as if the Acquired JV Same-Store Portfolio Communities were 100% owned by UDR during all periods presented.

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

YTD UDR Same-Store Communities: The Company defines YTD UDR Same-Store Communities as those communities Stabilized for two full consecutive calendar years. These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for fourth quarter of 2020 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	4Q 2020	
	Low	High
Forecasted net income per diluted share	$ 0.17	$ 0.19
Conversion from GAAP share count	(0.01)	(0.01)
Net gain on the sale of depreciable real estate owned	(0.18)	(0.18)
Depreciation	0.48	0.48
Noncontrolling interests	0.01	0.01
Preferred dividends	-	-
Forecasted FFO per diluted share and unit	**$ 0.47**	**$ 0.49**
Legal and other costs	0.01	0.01
Severance costs and other restructuring expense	-	-
Casualty-related charges/(recoveries)	-	-
Forecasted FFO as Adjusted per diluted share and unit	**$ 0.48**	**$ 0.50**
Recurring capital expenditures	(0.05)	(0.05)
Forecasted AFFO per diluted share and unit	**$ 0.43**	**$ 0.45**

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

Coverage Ratios		Quarter Ended September 30, 2020
Net income/(loss)	$	(27,217)
Adjustments:		
Interest expense, including costs associated with debt extinguishment		62,268
Real estate depreciation and amortization		151,949
Other depreciation and amortization		3,887
Tax provision/(benefit), net		187
Net (gain)/loss on the sale of depreciable real estate owned		-
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		13,313
EBITDAre	$	204,387
Casualty-related charges/(recoveries), net		74
Legal and other costs		1,570
Severance costs and other restructuring expense		254
(Income)/loss from unconsolidated entities		(2,940)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		(13,313)
Management fee expense on unconsolidated joint ventures		(546)
Consolidated EBITDAre - adjusted for non-recurring items	$	189,486
Annualized consolidated EBITDAre - adjusted for non-recurring items	$	757,944
Interest expense, including costs associated with debt extinguishment		62,268
Capitalized interest expense		1,834
Total interest	$	64,102
Preferred dividends	$	1,051
Total debt	$	4,917,646
Cash		(927)
Net debt	$	4,916,719
Consolidated Interest Coverage Ratio - adjusted for non-recurring items		**4.8x**
Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items		**4.7x**
Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items		**6.5x**

Source: Company documents.

DEFINITIONS AND RECONCILIATIONS

In thousands, except per share and unit amounts	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Net income/(loss) attributable to common stockholders	$ (26,309)	$ 26,173	$ 34,555	$ 84,253
Real estate depreciation and amortization	151,949	127,391	462,481	357,793
Noncontrolling interests	(1,959)	2,218	2,685	7,016
Real estate depreciation and amortization on unconsolidated joint ventures	8,738	14,615	26,299	45,500
Net gain on the sale of unconsolidated depreciable property	-	(5,259)	-	(10,510)
Net gain on the sale of depreciable real estate owned	-	-	(61,303)	-
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 132,419	$ 165,138	$ 464,717	$ 484,052
Distributions to preferred stockholders - Series E (Convertible) (1)	1,051	1,031	3,179	3,073
FFO attributable to common stockholders and unitholders, diluted	$ 133,470	$ 166,169	$ 467,896	$ 487,125
FFO per weighted average common share and unit, basic	$ 0.42	$ 0.53	$ 1.47	$ 1.58
FFO per weighted average common share and unit, diluted	$ 0.42	$ 0.53	$ 1.46	$ 1.57
Weighted average number of common shares and OP/DownREIT Units outstanding - basic	317,034	310,917	316,939	305,666
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding - diluted	320,242	314,751	320,210	309,371
Impact of adjustments to FFO:				
Cost associated with debt extinguishment and other	$ 24,540	$ 6,283	$ 24,540	$ 6,283
Promoted interest on settlement of note receivable, net of tax	-	-	-	(6,482)
Legal and other costs	1,570	-	3,914	3,660
Net gain on the sale of non-depreciable real estate owned	-	-	-	(5,282)
Unrealized (gain)/loss on unconsolidated technology investments, net of tax	155	(3,144)	(3,147)	(3,373)
Joint venture development success fee	-	(3,750)	-	(3,750)
Severance costs and other restructuring expense	254	274	1,896	274
Casualty-related charges/(recoveries), net	74	(1,088)	1,722	(827)
Casualty-related charges/(recoveries) on unconsolidated joint ventures, net	-	(651)	31	(424)
	$ 26,593	$ (2,076)	$ 28,956	$ (9,921)
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 160,063	$ 164,093	$ 496,852	$ 477,204
FFO as Adjusted per weighted average common share and unit, diluted	$ 0.50	$ 0.52	$ 1.55	$ 1.54
Recurring capital expenditures	(17,397)	(13,177)	(39,110)	(33,145)
AFFO attributable to common stockholders and unitholders, diluted	$ 142,666	$ 150,916	$ 457,742	$ 444,059
AFFO per weighted average common share and unit, diluted	$ 0.45	$ 0.48	$ 1.43	$ 1.44

See pages A-1 through A-11 for definitions and other terms.

(1) Series E preferred shares are dilutive for purposes of calculating FFO per share for the three and nine months ended September 30, 2020 and September 30, 2019. Consequently, distributions to Series E preferred stockholders are added to FFO and the weighted average number of shares are included in the denominator when calculating FFO per common share and unit, diluted.

Source: Company documents.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.